Exhibit 23.1    Consent of Legal Counsel - Conrad C. Lysiak, P.S.

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.C.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my firm name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Sona Resources, Inc.

                DATED this 29th day of February 2008

Yours truly,

The Law Office of Conrad C. Lysiak, P.C.

By:           CONRAD C. LYSIAK
Conrad C. Lysiak